Exhibit (p)(2)(b)

                   FIRST PACIFIC MANAGEMENT CORPORATION
                      FIRST PACIFIC SECURITIES, INC.

                          AMENDMENT CODE OF ETHICS
                          Dated  September 20, 2002


	The Code of Ethics for First Pacific Management Corporation and First Pacific Securities, Inc., is amended as follows:


       FIRST:	The Code of Ethics is hereby amended to change the name of
First Pacific Management Corporation to First Pacific Corporation.

	SECOND:	The Code of Ethics Amendment will become effective on
September 20, 2002.







































                       FIRST PACIFIC CORPORATION
                      FIRST PACIFIC SECURITIES, INC.

                              CODE OF ETHICS

                               ATTACHMENT A
                         Effective July 27, 2000
                        Amended September 20, 2002


List of Access Persons
Jean Chun - Director, Vice President, Secretary
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Financial Advisor
Beverly Henon - Financial Advisor
Terrence Lee - Director, President and CEO
Ryan Lorenzo - Financial Advisor
Barry Magaoay - Financial Advisor
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Financial Advisor
Nora Simpson - Vice President, Compliance Officer


List of Investment Personnel
Jean Chun - Director, Vice President, Secretary
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Financial Advisor
Beverly Henon - Financial Advisor
Terrence Lee - Director, President and CEO
Ryan Lorenzo - Financial Advisor
Barry Magaoay - Financial Advisor
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Financial Advisor
Nora Simpson - Vice President, Compliance Officer


Review Officer
Nora  Simpson - Compliance Officer

Alternate Review Officer
Terrence Lee - President, Director